UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2009

Mesa Air Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-15495	85-0302351
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

410 North 44th Street, Suite 700
Phoenix, Arizona    85008
(Address of principal executive offices including zip code)

(602) 685-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sales of Equity Securities.

On August 20, 2009, Mesa Air Group, Inc. (the "Company") issued a press release announcing that it had entered into an agreement with a major holder of its Senior Convertible Notes due 2024 (the "2024 Notes") to exchange $14.3 million in aggregate principal amount at maturity of the 2024 Notes for 13,571,428 shares of the Company's common stock, no par value. The number of shares of common stock was determined by dividing $2.85 million, which reflected the parties' agreed upon discounted value of the 2024 Notes, by $0.21, which amount was agreed to by the parties in view of recent market prices for the Company's common stock. The issuance of the common stock in the exchange, which closed on or about August 24, 2009, is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) and Section 4(2) thereof.

The press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01.    Other Events.

The information set forth under Item 3.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 8.01.

Item 9.01    Financial Statements and Exhibits.

  Exhibits.
Exhibit No.	Description
99.1	Press release, dated August 20, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MESA AIR GROUP, INC.

Date: August 24, 2009

By: /s/ BRIAN S. GILLMAN

Name: BRIAN S. GILLMAN
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated August 20, 2009 Also provided in PDF format as a courtesy.